UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 20, 2019

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On  March 20, 2019, Fidelity D & D Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, The Fidelity Deposit and Discount Bank (the “Bank”) entered into an employment agreement with Michael J. Pacyna (the “Employment Agreement”), under which Mr. Pacyna will serve as Executive Vice President and Chief Business Development Officer of the Bank, and in such other capacities as the Bank or the Corporation direct.

The material terms of the Employment Agreement are as follows:

1.

The initial terms of the Employment Agreement is on the first anniversary date, unless notice to terminate is given by either party at least ninety (90) calendar days before that anniversary date, the Employment Agreement shall continue through the remainder of the initial term. On the second anniversary  date, unless the Employment Agreement was previously terminated or unless notice to terminate is given by either party at least ninety (90) calendar days before the anniversary date, the employment period shall be deemed to continue through the third and final year of the initial term plus two additional years.  Rolling three-year employment term will therefore continue to apply effective on each subsequent anniversary date.

2.

If the Employment Agreement is terminated without “Cause”, involuntarily terminated within one year after  a “Change in Control”, as defined in the Employment Agreement, or voluntarily by the executive for “Good Reason”, the executive shall be entitled to receive and two (2) times his annual base salary and continuation of all life, disability, medical insurance and other normal health and welfare benefits for two (2) years.

3.	If the executive terminates the Employment Agreement without “Good Reason”, all of the executive’s rights terminate under the Employment Agreement except for arbitration.

4.	Mr. Pacyna shall receive an annual base salary of $193,000, subject to customary withholdings and taxes, which may be increased from time to time.

5.

As consideration for entering into the Employment Agreement, Mr. Pacyna shall be included in (1) a Supplemental Executive Retirement Plan (SERP) and (2) a special Executive Life Insurance program to begin this calendar year (2019).

6.

The executive is entitled to be considered for bonuses each year, as determined in the Bank’s sole discretion, vacation and/or paid time off, as well as is entitled to participate in employee benefit plans.

7.	Upon termination of the Employment Agreement for any reason, the executive is subject to certain customary confidentiality and non-competition provisions for two (2) years.

The description above is only a summary of the material terms of the Employment Agreement and is not intended to be a full description of the Employment Agreement.  The Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 20, 2019, the Bank entered into a supplemental executive retirement plan agreement (the “SERP Agreement”) with Michael J. Pacyna, Jr., Executive Vice President and Chief Business Development Officer of the Bank; pursuant to which the Bank will credit an amount to a SERP account established for the participant’s behalf while they are actively employed by the Bank for each calendar month from March 1, 2019 until normal retirement age of 67.  Each month, until the age stated previously or until the participant is not an active employee of the Bank, the Bank plans to credit $4,588 to Mr. Pacyna’s SERP account; however, the Bank’s Board of Directors has the discretion to increase or decrease the amount to be credited to any participant’s account at any time.

•	The SERP account will be credited with interest at an annual rate equal to 4.00%, compounded monthly. This rate is fixed from plan inception until all payments are distributed.
•	The SERP account is payable in 180 monthly installments commencing upon separation from service after attaining age 67.
•

If separation from service occurs following the first day of the fourth plan year for a reason other than death, disability or following a change in control, the participant will receive the SERP account balance at that date, payable in 60 monthly installments beginning at normal retirement age (age 67).  Interest will be credited at an annual rate of 4.00%, compounded monthly.  If separation from service occurs before the first day of the fourth plan year for a reason other than death, disability or following a change in control, the participant will not receive a benefit.

•

If separation from service occurs due to death, the participant’s beneficiary will receive his SERP account balance paid over 60 months beginning the month after death. If death occurs after payments have begun, the beneficiary will receive the remaining payments. If death occurs after separation from service, but before payments have begun, the beneficiary will receive the SERP account balance at the date of death, payable over 60 months, beginning the month after death.

•	If the participant becomes disabled, he will be entitled to his SERP account balance. Such amount will be paid in 60 equal monthly installments commencing upon disability.
•

If a change in control occurs while the participant is employed by the Bank, the participant will receive his SERP account balance plus the present value of the expected future contributions as described  above, discounted at a rate .3274% per month, payable over 36 months beginning the month following the change in control.

•

If the participant is terminated for cause, all amounts under the SERP agreement are forfeited. In addition, any unpaid amounts are forfeited in the event that, following separation from service, the participant breaches certain post-employment restrictive covenants set forth in the SERP Agreement.

The description above is only a summary of the material terms of the SERP Agreement and is not intended to be a full description of each SERP Agreement. The form of SERP Agreement for Mr. Pacyna is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 20, 2019, the Bank entered into a separate split dollar life insurance agreement (the “Split Dollar Agreement”) with Mr. Pacyna, Executive Vice President and Chief Business Development Officer of the Bank; pursuant to which the Bank will share a portion of the net death proceeds of certain bank-owned life insurance (BOLI) policies should the participant die while employed by the Bank.  Net death proceeds are the total death proceeds from the BOLI policies less the greater of the cash surrender value or aggregate premiums paid.  Under the Split Dollar Agreement, the participant’s beneficiary will receive death benefit equal to the lesser of three times the participant’s base salary at the date of death or the net death proceeds from the BOLI policies.  The Bank will include the current $50,000 group term plan coverage amount towards the three times salary benefit provided by this plan.

In addition, Mr. Pacyna has the opportunity to retain a split dollar benefit equal to two times their highest base salary after separation from service if the vesting requirements are met.  Vesting occurs if the participant is employed by the Bank at the earliest of the following events: (i) disability, (ii) the Bank undergoes a change in control, (iii) the participant attains normal retirement age (67), or (iv) the Board of Directors chooses to amend the Split Dollar Agreement to vest the participant.

The description above is only a summary of the material terms of the Split Dollar Agreement and is not intended to be a full description of the Split Dollar Agreement. The form of Split Dollar Agreement for Mr. Pacyna is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement between Fidelity D & D Bancorp, Inc., The Fidelity Deposit and Discount Bank and Michael J. Pacyna dated as of March 20, 2019.
99.2	Form of Supplemental Executive Retirement Plan for Michael J. Pacyna
99.3	Form of Split Dollar Life Insurance Agreement for Michael J. Pacyna

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Dated: March 21, 2019	/s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer & Chief Financial Officer